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                                                                Exhibit 23.1

INDEPENDENT AUDITORS CONSENT


We consent to use in this Registration Statement of Remington Products Company, L.L.C. on Form S-4 of our report dated February 7, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


August 14, 2001

/s/ Deloitte & Touche LLP